UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 15, 2014
(Date of earliest event reported)
POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)
509-835-1500
(Registrant’s telephone number, Including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 15, 2014, Potlatch Forest Holdings, Inc., a wholly-owned subsidiary of Potlatch Corporation (“Potlatch”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Red Mountain Timberco I LLC, Red Mountain Timberco IV LLC, RMS Timberlands LLC and Springwood Timberlands, LLC (collectively, the “Sellers”). Pursuant to the Purchase Agreement and other related agreements, Potlatch has agreed to purchase approximately 201,000 acres of industrial timberlands in Alabama and Mississippi for approximately $384 million, which amount is subject to adjustment in accordance with the terms of the Purchase Agreement.
The closing of the acquisition, which is expected to occur in the fourth quarter 2014, is subject to the satisfaction or waiver of customary closing conditions. The Purchase Agreement contains certain termination rights for the parties, including, among others, the right to terminate the acquisition if not completed by January 31, 2015.
The Purchase Agreement also contains customary representations, warranties and covenants, and the parties have agreed to indemnify each other for breaches thereof. Potlatch’s aggregate liability and the Sellers’ aggregate liability under the Purchase Agreement with respect to such indemnification obligations are each capped at $19.2 million.
Potlatch expects to finance the acquisition with a combination of cash on hand and long-term debt. The closing of the acquisition is not subject to any financing condition.
The foregoing description of the Purchase Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference. The Purchase Agreement has been included to provide investors with information regarding the terms of the acquisition and is not intended to provide any factual information about Potlatch or the assets to be acquired from the Sellers. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Purchase and Sale Agreement dated as of October 15, 2014, among Potlatch Forest Holdings, Inc. and Red Mountain Timberco I, LLC, Red Mountain Timberco IV LLC, RMS Timberlands LLC and Springwood Timberlands LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 20, 2014
POTLATCH FOREST HOLDINGS, INC.

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase and Sale Agreement dated October 15, 2014